Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Matthew J. Reintjes, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of YETI Holdings, Inc. for the quarterly period ended September 30, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of YETI Holdings, Inc.

Date: November 9, 2023

	By:	/s/ Matthew J. Reintjes
	Name:	Matthew J. Reintjes
	Title:	President and Chief Executive Officer (Principal Executive Officer)
I, Michael J. McMullen, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of YETI Holdings, Inc. for the quarterly period ended September 30, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of YETI Holdings, Inc.

Date: November 9, 2023

	By:	/s/ Michael J. McMullen
	Name:	Michael J. McMullen
	Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)